Exhibit 99.1

NETGEAR® REPORTS RECORD FIRST QUARTER 2012 RESULTS

•	First quarter 2012 net revenue of $325.6 million, as compared to $278.8 million in the comparable prior year quarter, 16.8% year-over-year growth

•	First quarter 2012 non-GAAP net income of $28.1 million, as compared to $24.2 million in the comparable prior year quarter, 16.1% year-over-year growth

•	First quarter 2012 non-GAAP diluted earnings per share of $0.73, as compared to $0.65 in the comparable prior year quarter, 12.3% year-over-year growth

•	Company expects second quarter 2012 net revenue to be in the range of $315 million to $330 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California—April 25, 2012—NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the first quarter ended April 1, 2012.

Net revenue for the first quarter ended April 1, 2012 was $325.6 million, as compared to $278.8 million for the first quarter ended April 3, 2011, and $309.2 million in the fourth quarter ended December 31, 2011. Net income, computed in accordance with GAAP, for the first quarter of 2012 was $25.1 million, or $0.65 per diluted share. This compared to GAAP net income of $21.2 million, or $0.57 per diluted share, for the first quarter of 2011, and to GAAP net income of $22.8 million, or $0.60 per diluted share, in the fourth quarter of 2011.

Gross margin on a non-GAAP basis in the first quarter of 2012 was 31.0%, as compared to 32.1% in the year ago comparable quarter, and 31.1% in the fourth quarter of 2011. Non-GAAP operating margin was 12.5% in the first quarter of 2012, as compared to 12.6% in the first quarter of 2011, and 12.4% in the fourth quarter of 2011. Non-GAAP net income was $0.73 per diluted share in the first quarter of 2012, as compared to non-GAAP net income of $0.65 per diluted share in the first quarter of 2011, and non-GAAP net income of $0.69 per diluted share in the fourth quarter of 2011.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “The first quarter of 2012 represents another record breaking period for our net revenue and non-GAAP operating income. We continued to gain share in all markets due to the strength of our products and our ability to supply upside demand from our service provider customers. Year-on-year growth in the Americas provides another example of our exceptional operational execution and our ability to meet a surge in demand from our service provider customers, both on Docsis 3.0 and DSL gateways. The tremendous year-on-year growth we experienced in the APAC region was driven by market share gains across all three major markets: China, Australia, and Japan.”

“Our Retail Business Unit revenue for the quarter ended April 1, 2012 was slightly down 1% sequentially, which is typical for the first quarter following the holiday season. On a year-over-year basis, our Retail Business Unit revenue was up 10%. Our Service Provider Business Unit revenue was up 27% sequentially, and up 49% over the prior year quarter. This was another record net revenue quarter for our Service Provider Business Unit. Our Commercial Business Unit revenue was down 11% sequentially, and down 6% over the prior year quarter, reflective of the continued fallout from the Thailand floods in 2011 and the resulting impact to the storage market.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We continue to drive operational excellence and we believe our ability to execute and meet customer demands on short notice gives us an advantage in the market place.”

Looking forward, Mr. Lo added, “We expect to continue to benefit from the momentum on service provider demand in the second quarter 2012 while consumer retail demand is expected to be slightly down compared to the first quarter as a result of typical seasonality. Specifically, for the second quarter of 2012, we expect net revenue in the range of approximately $315 million to $330 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter 2012 results and discuss management’s expectations for the second quarter of 2012 today, Wednesday, April 25, 2012 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR’s website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Wednesday, May 2, 2012 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 392444.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 29,000 retail locations around the globe, and through approximately 41,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2012 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Christopher Genualdi

The Ruth Group

(646) 536-7032

cgenualdi@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue and operating margin, expectations regarding service provider demand, and expectations regarding consumer retail demand. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I—Item 1A. Risk Factors,” pages 11 through 33, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 1, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$149,258	$208,898
Short-term investments	220,162	144,797
Accounts receivable, net	249,208	261,307
Inventories	134,314	163,724
Deferred income taxes	22,912	23,088
Prepaid expenses and other current assets	29,174	32,415

Total current assets	805,028	834,229
Property and equipment, net	14,716	15,884
Intangibles, net	19,977	20,956
Goodwill	85,944	85,944
Other non-current assets	14,897	14,357

Total assets	$940,562	$971,370

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,534	$117,285
Accrued employee compensation	17,775	26,896
Other accrued liabilities	115,995	120,480
Deferred revenue	25,156	40,093
Income taxes payable	5,172	4,207

Total current liabilities	243,632	308,961
Non-current income taxes payable	19,174	18,657
Other non-current liabilities	4,835	4,995

Total liabilities	267,641	332,613
Stockholders’ equity:
Common stock	38	38
Additional paid-in capital	373,934	364,243
Cumulative other comprehensive income	(55)	23
Retained earnings	299,004	274,453

Total stockholders’ equity	672,921	638,757

Total liabilities and stockholders’ equity	$940,562	$971,370

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 1, 2012	December 31, 2011	April 3, 2011
Net revenue	$325,620	$309,155	$278,823
Cost of revenue	225,771	214,182	191,037

Gross profit	99,849	94,973	87,786

Operating expenses:
Research and development	14,121	13,597	11,014
Sales and marketing	38,970	39,278	36,648
General and administrative	10,413	8,379	9,645
Litigation reserves, net	151	33	(53)

Total operating expenses	63,655	61,287	57,254

Income from operations	36,194	33,686	30,532
Interest income	119	127	129
Other income (expense), net	(601)	(198)	(330)

Income before income taxes	35,712	33,615	30,331
Provision for income taxes	10,565	10,780	9,142

Net income	$25,147	$22,835	$21,189

Net income per share:
Basic	$0.67	$0.61	$0.58

Diluted	$0.65	$0.60	$0.57

Weighted average shares outstanding used to compute net income per share:
Basic	37,796	37,590	36,414

Diluted	38,576	38,260	37,340

Stock-based compensation expense was allocated as follows:
Cost of revenue	$270	$262	$235
Research and development	611	603	661
Sales and marketing	1,194	1,187	1,301
General and administrative	1,317	1,376	1,175

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 1, 2012	December 31, 2011	April 3, 2011
Net revenue	$325,620	$309,155	$278,823
Cost of revenue	224,554	212,872	189,445

Gross profit	101,066	96,283	89,378

Operating expenses:
Research and development	13,510	12,994	10,333
Sales and marketing	37,776	38,091	35,347
General and administrative	9,096	7,003	8,470

Total operating expenses	60,382	58,088	54,150

Income from operations	40,684	38,195	35,228
Interest income	119	127	129
Other income (expense), net	(601)	(198)	(330)

Income before income taxes	40,202	38,124	35,027
Provision for income taxes	12,094	11,635	10,866

Net income	$28,108	$26,489	$24,161

Net income per share:
Basic	$0.74	$0.70	$0.66

Diluted	$0.73	$0.69	$0.65

Weighted average shares outstanding used to compute net income per share:
Basic	37,796	37,590	36,414

Diluted	38,576	38,260	37,340

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended
	April 1, 2012	December 31, 2011	April 3, 2011
GAAP gross profit	$99,849	$94,973	$87,786
Amortization of intangible assets	947	1,048	1,357
Stock-based compensation expense	270	262	235

Non-GAAP gross profit	$101,066	$96,283	$89,378

Non-GAAP gross margin	31.0%	31.1%	32.1%
GAAP research and development	$14,121	$13,597	$11,014
Stock-based compensation expense	(611)	(603)	(661)
Acquisition related compensation	—	—	(20)

Non-GAAP research and development	$13,510	$12,994	$10,333

GAAP sales and marketing	$38,970	$39,278	$36,648
Stock-based compensation expense	(1,194)	(1,187)	(1,301)

Non-GAAP sales and marketing	$37,776	$38,091	$35,347

GAAP general and administrative	$10,413	$8,379	$9,645
Stock-based compensation expense	(1,317)	(1,376)	(1,175)

Non-GAAP general and administrative	$9,096	$7,003	$8,470

GAAP total operating expenses	$63,655	$61,287	$57,254
Stock-based compensation expense	(3,122)	(3,166)	(3,137)
Acquisition related compensation	—	—	(20)
Litigation reserves, net	(151)	(33)	53

Non-GAAP total operating expenses	$60,382	$58,088	$54,150

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended
	April 1, 2012	December 31, 2011	April 3, 2011
GAAP operating income	$36,194	$33,686	$30,532
Amortization of intangible assets	947	1,048	1,357
Stock-based compensation expense	3,392	3,428	3,372
Acquisition related compensation	—	—	20
Litigation reserves, net	151	33	(53)

Non-GAAP operating income	$40,684	$38,195	$35,228

Non-GAAP operating margin	12.5%	12.4%	12.6%
GAAP net income	$25,147	$22,835	$21,189
Amortization of intangible assets	947	1,048	1,357
Stock-based compensation expense	3,392	3,428	3,372
Acquisition related compensation	—	—	20
Litigation reserves, net	151	33	(53)
Tax effect	(1,529)	(855)	(1,724)

Non-GAAP net income	$28,108	$26,489	$24,161

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.65	$0.60	$0.57
Amortization of intangible assets	0.02	0.03	0.04
Stock-based compensation expense	0.09	0.09	0.09
Acquisition related compensation	—	—	0.00
Litigation reserves, net	—	0.00	(0.00)
Tax effect	(0.03)	(0.03)	(0.05)

Non-GAAP net income per diluted share	$0.73	$0.69	$0.65

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)

(Unaudited)

	Three months ended
	April 1, 2012	December 31, 2011	October 2, 2011	July 3, 2011	April 3, 2011
Cash, cash equivalents and short-term investments	$369,420	$353,695	$321,059	$277,896	$279,173
Cash, cash equivalents and short-term investments per diluted share	$9.58	$9.24	$8.43	$7.32	$7.48
Accounts receivable, net	$249,208	$261,307	$218,653	$209,960	$197,622
Days sales outstanding (DSO)	70	76	66	66	66
Inventories	$134,314	$163,724	$135,963	$137,789	$140,113
Ending inventory turns	6.7	5.2	6.0	5.8	5.5
Weeks of channel inventory:
U.S. retail channel	9.8	7.3	10.0	10.6	9.3
U.S. distribution channel	8.6	9.0	6.6	6.6	5.4
EMEA distribution channel	5.0	5.4	4.3	5.5	4.2
APAC distribution channel	5.6	6.7	3.9	5.1	4.0
Deferred revenue	$25,156	$40,093	$23,934	$22,843	$18,381
Headcount	810	791	756	731	686
Non-GAAP diluted shares	38,576	38,260	38,080	37,968	37,340

NET REVENUE BY GEORGRAPHY AND SEGMENT

	Three months ended
	April 1, 2012		December 31, 2011		April 3, 2011
Americas	$168,355	52%	$156,574	51%	$131,947	47%
EMEA	125,081	38%	125,027	40%	122,620	44%
APAC	32,184	10%	27,554	9%	24,256	9%

Total	$325,620	100%	$309,155	100%	$278,823	100%

NET REVENUE BY SEGMENT

	Three months ended
	April 1, 2012		December 31, 2011		April 3, 2011
Retail	$128,977	40%	$129,719	42%	$117,125	42%
Commercial	74,632	23%	83,646	27%	79,622	29%
Service Provider	122,011	37%	95,790	31%	82,076	29%

Total	$325,620	100%	$309,155	100%	$278,823	100%